UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2008
___________________

SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
___________________

Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2008, Daniel S. Shugar announced that he plans to take a personal leave of absence for 9 to 12 months to pursue personal interests commencing in March, 2009.  Mr. Shugar currently serves as President of SunPower Corporation, Systems (the “Subsidiary”), a subsidiary of SunPower Corporation (“SunPower”).  He joined the Subsidiary (formerly known as PowerLight Corporation) in 1996 prior to SunPower’s acquisition of the Subsidiary in January 2007.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions that that are forward- looking. The company uses words and phrases such as “plans” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding Mr. Shugar’s planned personal leave of absence. These forward-looking statements are based on information available to the company as of the date of this release and management's current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include changes in Mr. Shugar’s personal plans and other risks described in the company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: October 24, 2008	By: /s/ Bruce Ledesma
Name: Bruce Ledesma
Title: General Counsel and Corporate Secretary